                                  EXHIBIT 2.6


                     [FORM OF PREFERRED STOCK CERTIFICATE]

                            [FRONT OF CERTIFICATE]

       9% SERIES B                                            9% SERIES B
CUMULATIVE PREFERRED STOCK                            CUMULATIVE PREFERRED STOCK
  LIQUIDATION PREFERENCE                                LIQUIDATION PREFERENCE
      $25 PER SHARE                                          $25 PER SHARE

     Number                                                  Shares
     ---                                                     ------
     MAP                             The shares evidenced hereby are
                                     subject to restrictions on ownership
                                     and transfer as more fully described on the reverse side hereof.

         [LOGO]                      This Certificate is transferrable in
---------------------------          Chicago, Illinois or New York, New York
Incorporated Under the Laws
of the State of Maryland

                                     CUSIP 502175 30 0

                      See reverse for certain definitions

                             LTC PROPERTIES, INC.


This is to certify that __________________________ is the owner of
______________________________.

fully paid and non-assessable shares of the 9% Series B Cumulative Preferred Stock Liquidation Preference $25 per share of LTC PROPERTIES, INC. (the "Corporation") transferrable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. Transfers of fractions of whole shares of the Corporation shall not be made, except as may otherwise be provided in the Charter or By-Laws of the Corporation. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal and the facsimile signature of its duly authorized officers.

Dated:
               [Facsimile Signature]
               ---------------------
               Secretary and Treasurer

ATTEST:        [Facsimile Signature]
               ---------------------
               President and Chief Executive Officer

Countersigned and registered:
[                            ]

Transfer Agent and Registrar

By:  _____________________________
     Authorized Signature

                           [REVERSE OF CERTIFICATE]


                             LTC PROPERTIES, INC.

                               CLASSES OF STOCK

     The Corporation is authorized to issue more than one class of capital stock consisting of Common Stock, Excess Common shares, one or more series of Preferred Stock and one of more series of Excess Preferred Shares. The Board of Directors of the Corporation is authorized to determine the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, terms and conditions of redemption of any class or series of Preferred Stock before the issuance of such class or series. The Corporation will furnish, without charge, to any shareholder making a written request therefor, a written statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to (i) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class or series of stock which the Corporation is authorized to issue, (ii) the differences in the relative rights and preferences between the shares of each series to the extent set, and (iii) the authority of the Board of Directors to set such rights and preferences of subsequent series. Requests for such written statements may be directed to the secretary of the Corporation at the principal office of the Corporation.

                    RESTRICTIONS ON OWNERSHIP AND TRANSFER

     The shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter of the Corporation, no person may beneficially own or constructively own in excess of 9.8% of the number of then outstanding shares of any class or series of stock of the Corporation, with certain further restrictions and exceptions set forth in the Corporation's Charter. Transfer or ownership of shares in violation of the foregoing restrictions causes such shares to be automatically converted into Excess Shares. Excess Shares have limited economic rights, no voting rights and the Corporation has an option to redeem Excess Shares under certain circumstances. In addition, notwithstanding any other provision of the Charter of the Corporation to the contrary, any purported acquisition of shares of stock of the Corporation that would result in the disqualification of the Corporation as a real estate investment trust shall be null and void ab initio. All capitalized terms in this legend have the meanings ascribed to them in the Charter of the Corporation, a copy of which, including the restrictions on transfer and ownership, will be furnished, without charge, to each holder of shares of stock of the Corporation who directs a request therefor to the secretary of the Corporation at the principal office of the Corporation.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws and regulations:

TEN COM - as tenants in common                               UNIF GIFT MIN ACT - _____ Custodian (Cust)
TEN ENT - as tenants by the entireties                       (Minor) under Uniform Gifts to Minors Act
JT TEN - as joint tenants with right of survivorship         _______(State)
 and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For Value Received, _______________  hereby sell, assign and transfer unto
______________________________________________________________________________
______________________________________________________________________________

                           [REVERSE OF CERTIFICATE]



                    PLEASE INSERT SOCIAL SECURITY OR OTHER
                        IDENTIFYING NUMBER OF ASSIGNEE
                    ______________________________________
________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee
________________________________________________________________________________
_____________ ____________________________________ shares represented by this
Certificate, and do hereby irrevocably constitute and appoint ____________________________________________________ attorney to transfer the said shares on the books of the Corporation before power of substitution and the premises.

Date:__________


     NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

Signature Guaranteed: _______________________________________________

     The signatures should be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with members; approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                       3